UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2010

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on September 4, 2007, DSP Group, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of the cordless and VoIP terminals business (the “CIPT Business”) of NXP B.V. (“NXP”). In connection with the Acquisition, the Company and NXP entered into, among other agreements, the Manufacturing Services Collaboration Agreement, effective as of September 4, 2007 (the “MSCA”). Pursuant to the MSCA, NXP agreed to provide the Company and its affiliates specified manufacturing, pre-testing, assembling and final-testing services relating to CIPT Business products. On January 27, 2009, the Company, NXP and DSP Group, Ltd., the Company’s Israeli subsidiary (“DSPG Ltd.”), entered into an Amendment Agreement to the Manufacturing Services Collaboration Agreement (the “MSCA Amendment No. 1”), modifying certain prices and production schedule logistics.

On December 8, 2010, the Company, NXP and DSPG Ltd. entered into another agreement to amend the Manufacturing Services Collaboration Agreement (the “MSCA Amendment No. 2”). Pursuant to the MSCA Amendment No. 2, the Company and NXP agreed to specified transition periods and processes for the manufacturing of CIPT Business products, modifications to prices for manufacturing services relating to CIPT Business products and modifications to manufacturing services and logistics for specified CIPT Business products. The MSCA Amendment No. 2 also adjusted the commercial understandings between the parties of specified agreements signed between the parties in connection with the Acquisition, including the dates of termination of service of specified agreements and the monetary compensation to NXP for the provision of specified services. The MSCA Amendment No. 2 further granted licenses to specified hardware and technology used in the manufacturing of CIPT Business products.

A redacted copy of the MSCA Amendment No. 2 is attached and filed herewith as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

10.1	Agreement to Amend the Manufacturing Services Collaboration Agreement, dated December 8, 2010 (confidential treatment sought for portions of the agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: December 10, 2010	By:	/s/ DROR LEVY
Dror Levy Chief Financial Officer and Secretary

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